Exhibit 23.1





The Board of Directors
The Pillsbury Company:

     We consent to incorporation by reference in the Registration Statements (Nos. 2-49637 and 333-76741) on Form S-3 and Registration Statements (Nos. 2-13460, 2-53523, 2-95574, 33-24504, 33-27628, 33-32059, 33-36892, 33-36893,
33-50337, 33-62729, 333-13089 and 333-32509, 333-65311 and 333-65313) on Form
S-8 of General Mills, Inc. ("General Mills") of our report dated August 10, 2000, relating to the combined balance sheets of The Pillsbury Company, its subsidiaries and its related entities (collectively, "Pillsbury") as of June 30, 2000 and 1999, and the related combined statements of operations, stockholders' deficit and comprehensive income (loss), and cash flows for the years ended June 30, 2000 and 1999 and the nine months ended June 30, 1998, which report is included in the Schedule 14A, as amended, filed by General Mills with the Securities and Exchange Commission relating to the proposed acquisition of Pillsbury by General Mills.



                                    /s/ KPMG LLP



Minneapolis, Minnesota
October 26, 2000